UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: February 15, 2011)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 3.02 Unregistered Sale of Equity Securities

On February 15, 2011, Gulf United Energy, Inc. (the “Company”) consummated a private offering pursuant to which it sold to seven institutional investors 83,388,726 shares of its common stock (the “Shares”) at a purchase price of $0.30 per Share for gross proceeds of $25,016,618.  The Company and each of the investors entered into subscription agreements (the “Subscription Agreements”) pursuant to which the Shares were sold.  The Subscription Agreements contain terms and conditions that are normal and customary for a transaction of this type.

The Company entered into a registration rights agreement (the “Registration Rights Agreements”) with each investor pursuant to which the investors were granted demand registration rights.  Pursuant to the Registration Rights Agreements, the Company has agreed to register the resale of the Shares within 60 days from the closing of the offering.  The Company will use its best efforts to have the registration statement declared effective within 120 days from the closing of the offering.  If the registration statement registering the resale of the Shares has not been declared effective within 120 days following the closing of the offering, then the Company will be required to pay the investors, pro rata, an amount equal to 0.5% of the purchase price of the Shares for each 30-day period of delay (pro-rata for a lesser period of delay), subject to maximum fee of 1.5% of the purchase price of the Shares.  The Company has the option to pay such liquidated damages through the issuance of shares of its common stock.

In connection with the sale of the Shares, the Company paid to Pritchard Capital Partners, LLC (“Pritchard”), the exclusive placement agent in the offering, a cash commission of $1,626,080 and $81,486 towards the reimbursement of out-of-pocket expenses and legal fees.  Additionally, Pritchard was granted a five year warrant to purchase up to 1 million shares of Company common stock, which is exercisable at $0.30 per share (the “Placement Agent Warrant”).

The foregoing descriptions of the Placement Agent Warrant, Subscription Agreements, and Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Placement Agent Warrant, Subscription Agreement, and Registration Rights Agreement attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, each of which are incorporated herein by reference.  The press release announcing the consummation of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The offer and sale of the Shares described above were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The sale of the Company’s common stock did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision.  Having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

ITEM 7.01 Regulation FD Disclosure

The Company has prepared slides for use in connection with investor presentations. The presentation slides are attached to this Current Report on Form 8-K as Exhibit 99.2 and are incorporated herein solely for purposes of this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Disclosures in this Form 8-K may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of the oil initially in place, drilling schedules and success rates, the reliability of 2D and 3D data, resource information and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that these reserves are proven recoverable as defined by SEC guidelines or that actual drilling results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this Form 8-K speak only as of the date of this Form 8-K, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
4.1	Form of Placement Agent Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated February 16, 2011
99.2	Investor Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 17, 2011

GULF UNITED ENERGY, INC.

By:	/S/ JOHN B. CONNALLY III
John B. Connally III, Chief Executive Officer